UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Lord Abbett Global Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Lord Abbett Global Income Fund Script

Greeting:

Hello, is Mr./Ms.                     available please?

Hi Mr./Ms.                                , my name is                                  and I am calling from ADP on a recorded line on behalf of Lord Abbett Global Income Fund.  Recently you were mailed proxy materials for the upcoming meeting of Shareholders scheduled for May 21, 2007.  Have you received this material?

If Received:

Your Board Members are asking you to consider the proposal that they have studied carefully and they recommend that you vote in favor of the proposal. For your convenience, may I take your vote over the phone?

If not interested:

If you are not interested in having your vote taken live over the phone, you can also vote by touch tone phone, by the internet, by mail or in person at the shareholder meeting.

If Unsure of How They Want to Vote:

Would you like me to review the proposal(s) with you?

If Not Received:

Would you like me to email or re-mail the proxy material to you? (If yes, verify entire email or mailing address, including street name, number, town, state & zip and read it back to the shareholder)

Thank you. After you have received and reviewed the materials, please call us back at the toll free number provided in the statement so that we can answer any questions you may have and also record your vote. You can also vote by touch tone phone, by the internet, by mail or in person at the shareholder meeting.

If Shares were sold after (record date)

I understand Mr./Ms.                       , however you were a shareholder on the record date, which was February 27, 2007 and therefore you are still entitled to vote your shares. Would you have any objections to voting along with the recommendations of your Board?

IF YES:

The process will only take a few moments.

Again, my name is                                     from ADP on behalf of Lord Abbett Global Income Fund.

Today’s date is                                 and the time is                         E.T.

For the record, would you please state your full name and full mailing address?

Are you authorized to vote all shares?

(If Yes, proceed with voting process)

(If no, identify with shareholder which accounts s/he is authorized to vote and proceed with voting process)

The Board of Directors has unanimously approved the proposal as set forth in the material you received and recommends a favorable vote for this proposal.  Do you wish to support the Board’s recommendation for each of your accounts?

(Record all voted as shareholder requests)

I have recorded your vote and a written confirmation will be mailed to you within 72 hours. If you wish to make any changes you may contact us by calling the toll free number on the confirmation.   Also, please be aware that your vote cannot be changed with us live by phone after 6:00 PM, May 19, 2007. However, you can also change your vote by touch-tone phone, by the internet, by mail or in person at the shareholder meeting. We must receive your vote on or before 11:00 a.m.  on May 21, 2007, in order to count your vote. You may also revoke your proxy in the manner set forth in the proxy statement.  Thank you very much for your participation and have a great day/evening.

If Not Interested:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important.  Please fill out and return your proxy card at your earliest convenience.  If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is                                     and I am a proxy representative for ADP on behalf of Lord Abbett Global Income Fund, with which you are a shareholder.  You should have received material in the mail recently concerning the meeting of Shareholders to be held on May 21, 2007.

Your vote is very important.  You can provide your vote quickly and easily by touchtone phone, Internet or by mail.  Your proxy card has all of the details or you may call us toll free at 888-684-2436 to answer any questions you may have and also to cast your vote directly over the phone.

Thank you in advance for your time and have a great day/evening.

INBOUND - CLOSED RECORDING

Thank you for calling the Lord Abbett Global Income Fund Proxy Services Center.  Our offices are now closed.  Please call us back during our normal business hours – which are, Monday through Friday, 9:30AM – 9:00PM and Saturday 10:00AM – 6:00PM ET.  Thank you and have a nice day.

INBOUND - CALL IN QUEUE MESSAGE

Thank you for calling the Lord Abbett Global Income Fund Proxy Services Center.  All of our representatives are currently assisting other shareholders.  Your call is important to us.  Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE

“Thank you for calling the Lord Abbett Global Income Fund Proxy Client Service Center. The Shareholder meeting scheduled for May 21, 2007 was held successfully and all proposal(s) was/were passed favorably. As a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your Lord Abbett Global Income Fund, please contact your Financial Advisor or call the Fund directly at 1-888-684-2436. Thank you for investing with Lord Abbett Global Income Fund.”

(The Closed, Call in Queue and End of Campaign messages can be scripted accordingly based on proposal outcome and customization as requested by the client)